Exhibit 99.4

January 31, 2013

To WMS Regulatory Agency Executives and Staff Members:

Today is a historic day as we announce our strategic decision to combine our business with Scientific Games Corporation (SGMS), a global leader in providing customized, end-to-end gaming solutions to lottery and gaming organizations worldwide. Earlier this morning, we announced that our two companies have entered into a definitive agreement with the unanimous approval by both Boards of Directors. A copy of the press release is included for your review.

Both of our companies focus on using innovation and technology to create unique and entertaining games, just in different distribution channels. We are taking this momentous step to create a larger company … a combined company that will be well positioned to utilize the skills and expertise of our talented workforce and creative game content to generate meaningful new growth opportunities across the broad spectrum of the gaming and lottery industries.

Given our complementary businesses, both companies share a similar vision to achieve greatness in the years ahead and the long-term strategies aimed at providing premier, innovative content enabled by advanced technology across all possible distribution channels with strong customer-centric organizations delivering world-class customer service. Together, we expect to become a pre-eminent organization with revenue synergies driven by effectively utilizing our combined expertise and game content across different distribution channels and creating exciting new opportunities that would not readily be available to each company individually.

The Road Forward

As we have in the past, all of us at WMS and Scientific Games pledge to work closely with you during this process and to keep you informed of our progress. Please understand that there are many items that still need to be discussed and planned over the next several months between our two companies, and we will apprise you as decisions are made.

In addition to the necessary pre-approvals by our various gaming regulators, the closing of the acquisition will also be subject to normal antitrust review and other customary closing conditions. Our Board of Directors unanimously approved the transaction and is recommending that our stockholders vote in favor of the transaction. Should the agreement be approved by our stockholders, WMS will become a wholly owned subsidiary of SGMS and our stock will no longer be traded on the New York Stock Exchange.

WMS has a long history of successfully evolving and adapting to strategic changes. Our employees have worked tirelessly and with unbridled passion to build WMS into an industry leader focused on designing, producing and distributing gaming products of the highest quality. We have worked vigorously to promote a culture of the highest ethical standards. And, as a result, our products provide great entertainment value to players and casino operators alike. With our pipeline of exciting new products to be introduced in the coming months, our future is bright… but our growth path becomes even more secure combined with Scientific Games.

We Have Much in Common

While WMS and Scientific Games today generally serve different customers, we have important organizational elements in common:

•	We share a vision to build an industry-leading company with long-term growth prospects based on producing the best products imaginable.

•	Each organization understands the importance of creative content and each is highly focused on innovation, developing creative content and building intellectual property.

•	We each realize the importance of using advanced technologies to enable new gaming experiences for players and consumers, and to drive innovation.

•	Our companies were both early visionaries in understanding and preparing for the opportunities that are expected to arise from the convergence of our traditional businesses with the broader audience and increased player convenience that the online world can unlock.

•	Together, we each bring highly skilled and talented organizations with solid business infrastructures.

Headquartered in New York City and with a major operating presence in the Atlanta metropolitan area, SGMS has been at the forefront of the lottery industry for 40 years. Like WMS, SGMS has a history of innovation and creativity punctuated by the introduction of numerous industry “firsts.” Our proud and talented organizations each have legendary records for their respective development of imaginative and creative gaming content. Together, the creative talents of our people, technologies and intellectual property will open a new vista to a future with outstanding products that yield new levels of excitement for players around the world. Our collective extensive portfolios of licensed and proprietary brands, and interactive capabilities, will expand our individual portfolios of great products in the traditional gaming and lottery industries, as well as drive new opportunities in the iGaming and iLottery channels, worldwide.

I am incredibly proud of our WMS team and the progress we have made as a company from the day I arrived 13 years ago. Because of our employees’ collective efforts we have become a global leader in the gaming industry; and I believe this transaction will provide us with the opportunity to strengthen our relationships with you as we continue to focus on delivering exciting new products for the gaming industry. I am excited about the next chapter in WMS storied history and what our combined company will contribute to our tremendous industry.

Kindest regards,

Brian Gamache

Forward Looking Statements

This communication may contain forward-looking statements. Forward-looking statements may be typically identified by such words as “may,” “will,” “should,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, WMS or its business or operations. Factors which could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the merger are not satisfied (including a failure of the WMS stockholders to approve, on a timely basis or otherwise, the merger and the risk that regulatory approvals required for the merger are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated); (2) litigation relating to the merger; (3) uncertainties as to the timing of the consummation of the merger and the ability of each of WMS and Scientific Games to consummate the merger; (4) risks that the proposed transaction disrupts the current plans and operations of WMS; (5) the ability of WMS to retain and hire key personnel; (6) competitive responses to the proposed merger; (7) unexpected costs, charges or expenses resulting from the merger; (8) the failure by Scientific Games to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the merger; (9) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; and (10) legislative, regulatory and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in WMS’ most recent Annual Report on Form 10-K for the year ended June 30, 2012, and our more recent reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The Company can give no assurance that the conditions to the Merger will be satisfied. Except as required by applicable law, WMS undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving WMS Industries Inc. and Scientific Games Corporation. The proposed transaction will be submitted to WMS stockholders for their consideration. In connection with the proposed transaction, WMS will prepare a proxy statement to be filed with the SEC. WMS and Scientific Games also plan to file with the SEC other documents regarding the proposed transaction. THE COMPANY’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When completed, a definitive proxy statement and a form of proxy will be mailed to WMS stockholders. WMS stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. WMS stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by going to WMS’s Investor Relations website page at http://ir.wms.com or by directing a written request by mail to WMS Industries Inc., Attn: Investor Relations, 800 South Northpoint Blvd., Waukegan, Illinois 60085, or by calling the Secretary at (847) 785-3000.

Participants in Solicitation

WMS and its directors and executive officers may be deemed to be participants in the solicitation of proxies from WMS’ stockholders with respect to the meeting of stockholders that will be held to consider the proposed Merger. Information about WMS’ directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2012 Annual Meeting of Stockholders, which was filed with the SEC on October 17, 2012. Stockholders may obtain additional information regarding the interests of WMS and its directors and executive officers in the proposed Merger, which may be different than those of WMS’ stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed Merger, when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.